EXHIBIT 99.5

CONSENT OF UBS SECURITIES LLC

     We hereby consent to the use of our opinion letter dated October 22, 2003 to the Board of Directors of Rainbow Technologies, Inc. (“Rainbow Technologies”) included as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of a wholly owned subsidiary of SafeNet, Inc. and Rainbow Technologies and references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, of the rules and regulations of the Securities and Exchange Commission thereunder.

UBS SECURITIES LLC

/s/ UBS SECURITIES LLC

San Francisco, California
November 10, 2003